UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2018

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	2834	37-1765151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1620 Beacon Place, Oxnard, California 93033

(Address of principal executive offices)

(805) 824-0410

(Issuer's telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CURE Pharmaceutical Holding Corp., a Nevada corporation (the “Company”), appointed Jessica Rousset as the Company’s Chief Operating Officer, effective January 22, 2018, to fill the vacancy resulting from Wayne Nasby’s separation from the Company.

The Company and Mr. Nasby entered into a Separation Agreement which granted Mr. Nasby a separation payment equivalent to six months of his base salary, less standard payroll deductions and withholdings, in six monthly payments beginning January 31, 2018. Additionally, the Company will pay Mr. Nasby’s COBRA premiums for six months following the Separation Date, totaling approximately $35,000.

Jessica Rousset has been with the Company since March 15, 2017 as the Company’s Chief Business Officer where Mrs. Rousset oversees operations and drives corporate strategy and growth. She is a seasoned business development and commercialization leader, expert in bridging corporate, academic and governmental interests toward the common goal of improving patient’s lives. She brings more than fifteen years of experience fostering innovation in large organizations and advising start-ups to bring novel healthcare solutions to market and into clinical use. Mrs. Rousset previously served as Head of Innovation at Children’s Hospital Los Angeles, where over a ten year period from 2011 to 2016, she helped launch both therapeutic and medical device companies and founded and operated a national pediatric technology accelerator. Prior to that, Mrs. Rousset held positions at The Scripps Research Institute and GlaxoSmithkline Biologicals in laboratory, clinical research and business development roles. She trained as a biochemical engineer at the Institut National des Sciences Appliquées in Lyon, France.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Date: January 25, 2018	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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